UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 12, 2007
FOOTHILLS RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31546	98-0339560
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)
4540 California Avenue, Suite 550
Bakersfield, California 93309
(Address of Principal Executive Offices, Including Zip Code)
(661) 716-1320
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
On March 12, 2007, Foothills Resources, Inc. (the “Company”) issued a press release that announced the participation of Dennis Tower, the Company’s Chief Executive Officer, in the Value Relations Stock Day Resources 2007 conference to be held in Stuttgart, Germany March 16-18. A copy of the press release is attached hereto as Exhibit 99.1. In his March 17, 2007 presentation, Mr. Tower plans to update the German investment community on the Company’s projects in the Eel River Basin, California, Texas Gulf Coast and Anadarko Basin, Oklahoma. The presentation slides are attached as Exhibit 99.2 to this Current Report on Form 8-K and will be available on the Company’s website at http://www.foothills-resources.com prior to the presentation.
Neither the presentation attached to this Current Report on Form 8-K as Exhibit 99.2 nor any other information contained on the Company’s website shall be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release of Foothills Resources, Inc., dated March 12, 2007.

Exhibit 99.2	Foothills Resources Inc. presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILLS RESOURCES, INC.

Date: March 12, 2007	/s/ W. Kirk Bosché

Name: W. Kirk Bosché
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release of Foothills Resources, Inc., dated March 12, 2007.

Exhibit 99.2	Foothills Resources Inc. presentation.